PROSPECTUS SUPPLEMENT                                         File No. 333-38792
(To Prospectus  Supplement and Prospectus                         Rule 424(b)(3)
dated June 16, 2000 and June 15, 2000, respectively)
Prospectus number: 2003


                            Merrill Lynch & Co., Inc.



                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:             $60,000,000


CUSIP Number:                 59018Y AT8


Interest Rate:                7.01000%


Original Issue Date:          August 4, 2000


Stated Maturity Date:         August 6, 2001


Interest Payment Dates:       At Maturity
                              0

Repayment at the Option
of the Holder:                The Notes  cannot be  repaid  prior to the  Stated
                              Maturity Date.

Redemption at the Option
of the Company:               The Notes  cannot be redeemed  prior to the Stated
                              Maturity Date.


Form: The Notes are being issued in fully registered book-entry form.


Trustee:                      The Chase Manhattan Bank